UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2008

PHYSICIANS REMOTE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

                                                                                                           Florida                             333-131599                         22-391407

(State or other jurisdiction Incorporated)  (Commission File No.)    (I.R.S. Employer  Identification No.)

550 Chemin du Golf, Suite 202, Ile des Soeurs, Quebec, Canada, H3E 1A8.

(Address of principal executive offices)                                       (Postal Code)

Registrant's telephone number, including area code: 514-380-5353

64 Secretariat Court, Tinton Falls, New Jersey 07724___

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 – Corporate Governance and Management

Item 5.01 Change in Control of Registrant

On March 13, 2008, four persons, Alex Kestenbaum, Morden C. Lazarus, Rene Arbic and Peter Varadi, concluded the purchase of an aggregate of 9,017,008 shares of the Company’s common stock, including all the shares owned by the previous officers and directors, out of a total of 12,030,008 shares outstanding or  an aggregate of 74.75% of the outstanding shares of the Company.

Item 5.02. Departure of Directors and Officers; Election of Directors and Officers

Christopher LaRose  Lee Hanover and Alfred Cella submitted their resignations as officers and directors of the Company; and Vincent DiGaetano and Martin Hotowitz submitted their resignations as directors of the Company. On March 13, 2008, Rene Arbic and Alex Kestenbaum were elected to serve as directors of the Company until their successors are elected and qualified. Mr. Arbic was elected President and Chief Executive Officer and Mr. Kestenbaum was elected Secretary and Treasurer of the Company.

Rene Arbic has served  from 2002 to the present as a member of the board of directors of  ISEE3D, a 3D camera development company. He was a founder in 2006 and serves as President of Valtech Communications Inc., Montreal, Quebec, Canada, a telecommunications company offering “triple play” - a telephony, Internet and IPTV distributor. In 2004, he founded and served as director general, from 2004 to 2006, of C.E.R. ,Longueuil, a renewable energy consultant, with operations in Senegal, Algeria, Comoros, and Madagascar.  From 2002 to 2004, Mr. Arbic was a free lance International telecommunications consultant for companies in Russia, Slovakia, Senegal, Algeria, and Colombia,). From 2001 to 2002, he was President of GSI Technologies, an entertainment company.

In 1998, he founded and, until 2001 served as President & CEO of  Bridgepoint International, a telecommunications collocation facilities builder and operator. In 1997, he founded and managed until1998, Rave Communications International, a New York and Montreal telecommunications consultancy. He was associated with Stentor International, Morristown, New Jersey (on loan from Bell Canada) from 1992 to-1997 as Director Canadian Marketing (1992-1994) and Director United States Marketing (1994-1997). From 1990 to 1991, Mr. Arbic was Director National Accounts for AT&T Montreal; and from 1991 to 1992 director of governmental accounts for Cellular Canada Montreal. From 1975 to 1990, Mr. Arbic served in various capacities for Bell Canada including technician, (1975 to 1982); and Director Sales and Marketing (1984 to 1990). Mr. Arbic is a 1974 graduate of the Edward Montpetit College Business Administrations.

Alex Kestenbaum has since 2004 served as Vice President Finance of Canvar Groupe-, Inc.,. a Montreal, Quebec - based general contractor and administrator specializing in the construction and renovation in industrial, commercial and residential development  including large-scale projects for developers, institutions and various governments. From 1997 to 2004, he was Chief Financial Officer, Chief Information Officer and Controller of Econo-Malls Management Corp., Montreal, Quetec, a manager of properties it wholly owns on behalf of limited partnerships, joint ventures, and third parties. From 1990 to 1997, Mr. Kestenbaum was Controller and Financial Manager of Canvar Groupe Inc. and from 1988 to 1990 was Controller And Property Administrator of  Adlexco Management Ltd., a Montreal-based property manager. From 1984 to 1988 he was Auditor and an Accountant for Appel & Partners, a chartered accounting firm located in Montreal. Mr. Kestenbaum received his D. E. C. in Pure and Applied Sciences from Vanier C.E.G. E. P. in 1981 and his Bachelor of Commerce in Accounting from Concordia University in 1984.

Section 8 - Other Events

Item 8.01 - Other Events

On March 13, 2008, by unanimous consent of the board of directors of the Company, it was resolved that the Company relocate its corporate office to 550 Chemin du Golf, Suite 202, Ile des Soeurs, Quebec, Canada, H3E 1A8.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHYSICIANS REMOTE SOLUTIONS, INC.

Date:  March 19, 2008

By: /s/ Rene Arbic

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Rene Arbic

Chef Executive Officer